                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K/A

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                  January 27, 1998
                                 -----------------
                  Date of Report (Date of Earliest Event Reported)


                                  WESTERN BANCORP
                                  ----------------
               (Exact Name of Registrant As Specified In Its Charter)


                                     CALIFORNIA
                                    -----------
                   (State or Other Jurisdiction of Incorporation)

                        0-13551                        95-3863296
                (Commission File Number)    (IRS Employer Identification No.)


                           4100 Newport Place, Suite 900
                          Newport Beach, California 92660
                        -----------------------------------
                 (Address of Principal Executive Offices)(Zip Code)

                                   (714) 863-2300
                                   --------------
                (Registrant's Telephone Number, including Area Code)

                                   Not Applicable
            -----------------------------------------------------------
           (Former Name or Former Address, If Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 27, 1998, Western Bancorp (the "Company") acquired Santa Monica Bank ("SMB") through the merger of Santa Monica Bank with and into Western Bank, a banking subsidiary of the Company (the "SMB Acquisition"). As part of the SMB Acquisition, the name of Western Bank was changed to "Santa Monica Bank." Upon the SMB Acquisition becoming effective, each share of common stock, $3.00 par value, of Santa Monica Bank (the "SMB Common Stock") issued and outstanding at the time was converted into the right to receive either (i) $28.00 in cash (the "Cash Consideration") or (ii) 0.875 shares of Common Stock of the Company (the "Stock Consideration"). Of the 7,084,244 shares of SMB Common Stock outstanding at the time of the SMB Acquisition, approximately 57.3 percent elected to receive the Cash Consideration, resulting in a payment of $113,722,700 in the aggregate, and approximately 42.7 percent received the Stock Consideration resulting in the issuance of approximately 2,646,000 shares of Company Common Stock. In order to fund a part of the Cash Consideration payments, the Company issued an additional 2,327,550 shares of Company Common Stock to certain private investors for $65,171,400 in the aggregate. Accordingly, in the aggregate, approximately 4,973,550 shares of Company Common Stock were issued in connection with the SMB Acquisition. The total value of the consideration paid in the SMB Acquisition was approximately $198.4 million in Company Common Stock and cash. See Exhibit 99.1 hereto.

The SMB Acquisition will be accounted for using the purchase method of accounting.

The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Financial statements for Santa Monica Bank required by this item are incorporated herein by reference to Exhibit 99.1.

     (b)  PRO FORMA Financial Information.

                        Western Bancorp and Santa Monica Bank
                       Pro Forma Combined Financial Information
                                     (Unaudited)

On January 27, 1998 the Company acquired SMB. The purchase price paid by the Company was approximately $198.4 million and was paid in a combination of stock and cash. The SMB Acquisition was accounted for as a purchase.

The following unaudited pro forma combined statement of condition and unaudited pro forma combined statement of income were prepared in connection with the SMB Acquisition and give effect to the adjustments described in the accompanying notes.

The unaudited pro forma combined statement of income for the year ended December 31, 1997 is based on the consolidated statement of income for the Company for the year ended December 31, 1997 and the consolidated statement of income for SMB for the year ended December 31, 1997. The pro forma adjustments to income and expense are the net result of pro forma amounts that assume the SMB Acquisition was consummated on January 1, 1997. The unaudited pro forma combined statements of income do not reflect any anticipated cost savings or revenue enhancements.

The unaudited pro forma combined statement of condition and unaudited pro forma combined statement of income and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of the Company in its Annual Report on Form 10-K for the year ended December 31, 1997. The unaudited pro forma combined statement of condition and unaudited pro forma combined statement of income and the accompanying notes should also be read in conjunction with and are qualified in their entirety by the financial statements, including the accompanying notes, of SMB in its audited statements of condition as of December 31, 1997 and 1996 and related statements of income for the three years then ended. (see Exhibit 99.1 to this 8-K).

The pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined results of operations in the future. The pro forma data are also not necessarily indicative of the combined results of operations which would have been realized had the acquisition been in effect during the period for which the pro forma combined financial statements are presented. In addition, this Form 8-K includes forward-looking statements that involve inherent risks and uncertainties. The Company cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, the progress of integrating SMB and economic conditions and competition in the geographic and business areas in which the Company conducts its operations.




                        WESTERN BANCORP AND SANTA MONICA BANK
                      PRO FORMA COMBINED STATEMENT OF CONDITION
                             AS OF DECEMBER 31, 1997 (A)
                                     (UNAUDITED)


                                                          Historical
                                                  ---------------------------
                                                     Western     Santa Monica      Pro Forma       Pro Forma
                                                     Bancorp         Bank         Adjustments (D)   Combined
                                                  -------------  ------------   --------------    -----------
                                                               (In thousands except per share data)
ASSETS:
Cash and due from banks                           $   97,456     $   52,240     $        -        $ 149,696
Federal funds sold                                   138,702         64,000        (51,202)(a)      151,500
                                                  -------------  ------------   --------------    -----------
  TOTAL CASH AND CASH EQUIVALENTS                    236,158        116,240        (51,202)         301,196
FRB and FHLB stock                                     5,610                                          5,610
Securities:
  Securities available for sale                      201,904        148,793                         350,697
                                                  -------------  ------------   --------------    -----------
  TOTAL SECURITIES                                   207,514        148,793              -          356,307
Net loans                                            864,840        393,943                       1,258,783
Property, plant and equipment                         13,685         10,187          6,197  (b)      30,069
Other real estate owned                                6,261          3,323                           9,584
Deferred tax asset, net                                7,849          2,231           (533) (c)       9,547
Goodwill                                              30,430              -        121,022  (d)     151,452
Accrued interest receivable                            8,204          3,372                          11,576
Other assets                                           8,569            318         (1,365) (e)       7,522
                                                  -------------  ------------   --------------    -----------
  TOTAL ASSETS                                    $1,383,510     $  678,407     $   74,119       $2,136,036
                                                  -------------  ------------   --------------    -----------
                                                  -------------  ------------   --------------    -----------

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Non-interest bearing deposits                     $  457,503     $  197,905                      $  655,408
Interest bearing deposits                            769,290        394,632                       1,163,922
                                                  -------------  ------------   --------------    -----------
  TOTAL DEPOSITS                                   1,226,793        592,537              -        1,819,330
Borrowed funds                                        12,751          1,962                          14,713
Accrued interest payable & other liabilities         14,311           3,106          5,081  (f)      22,498
                                                  -------------  ------------   --------------    -----------
  TOTAL LIABILITIES                                1,253,855        597,605          5,081        1,856,541

SHAREHOLDERS' EQUITY:
Preferred stock                                            -              -              -                -
Common stock                                         112,947         21,232        128,608          262,787
Surplus                                                    -          2,983         (2,983)               -
Retained earnings                                     16,802         56,288        (56,288)          16,802
Unrealized net (losses) on investments
  available for sale, net                                (94)           299           (299)             (94)
                                                  -------------  ------------   --------------    -----------
  TOTAL SHAREHOLDERS' EQUITY                        129,655          80,802         69,038  (g)     279,495

                                                  -------------  ------------   --------------    -----------
  TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $1,383,510     $  678,407     $   74,119       $2,136,036
                                                  -------------  ------------   --------------    -----------
                                                  -------------  ------------   --------------    -----------

Number of common shares outstanding                 10,648.3         7084.2                        15,622.3
Common shareholders' equity per share             $    12.18     $    11.41                      $    17.89
Tangible common shareholders' equity per share    $     9.32     $    11.41                      $     8.20


                        WESTERN BANCORP AND SANTA MONICA BANK
                        PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED DECEMBER 31, 1997 (A)
                                     (UNAUDITED)





                                                          Historical
                                                  ---------------------------
                                                     Western     Santa Monica      Pro Forma       Pro Forma
                                                     Bancorp         Bank         Adjustments (D)   Combined
                                                  -------------  ------------   --------------    -----------
                                                               (In thousands except per share data)

INTEREST INCOME:
  Interest and fees on loans                      $   80,639     $   36,794     $        -        $ 117,433
  Interest on investment securities                   15,714          8,922                          24,636
  Interest on federal funds sold                       4,681          3,652         (2,816)(h)        5,517
                                                  -------------  ------------   --------------    -----------
     TOTAL INTEREST INCOME                           101,034         49,368         (2,816)         147,586

INTEREST EXPENSE:
  Interest expense on deposits                        28,276         14,575                          42,851
  Interest expense on notes payable and other
  interest-bearing liabilities                         1,082            196                           1,278
                                                  -------------  ------------   --------------    -----------
     TOTAL INTEREST EXPENSE                           29,358         14,771              -           44,129

                                                  -------------  ------------   --------------    -----------
NET INTEREST INCOME:                                  71,676         34,597         (2,816)         103,457
  Less:  provision for loan and lease losses           2,800              -                           2,800
                                                  -------------  ------------   --------------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
AND LEASE LOSSES                                      68,876         34,597         (2,816)         100,657

NON-INTEREST INCOME:
  Service charges and fees on deposit accounts         3,240          3,207                           6,447
  Trust fees                                               -          3,354                           3,354
  Other fees and charges                               3,859            471                           4,330
  Escrow fees                                            827              -                             827
  Gain on sale of loans and other assets                  78              -                              78
  Securities gains                                       342             13                             355
  Other income                                         1,340            229                           1,569
                                                  -------------  ------------   --------------    -----------
     TOTAL NON-INTEREST INCOME                         9,686          7,274              -           16,960

NON-INTEREST EXPENSE:
  Salaries and benefits                               25,023         14,661           (131) (i)      39,553
  Occupancy, furniture and equipment                   7,843          4,151            274  (j)      12,268
  Advertising and business development                 1,225            844                           2,069
  Other real estate owned                                242           (547)                           (305)
  Professional services                                3,706          1,444                           5,150
  Telephone, stationery and supplies                   2,735            632                           3,367
  Goodwill amortization                                2,538              -          8,068  (k)      10,606
  Data processing                                      1,667            116                           1,783
  Customer services cost                               1,263            265                           1,528
  Regulatory assessments                                 533            108                             641
  Merger costs                                        14,201          1,052                          15,253
  Other                                                4,781          2,333                           7,114
                                                  -------------  ------------   --------------    -----------
     TOTAL NON-INTEREST EXPENSE                       65,757         25,059          8,211           99,027
                                                  -------------  ------------   --------------    -----------
  Income before income taxes                          12,805         16,812        (11,027)          18,590
  Income taxes                                         9,643          5,905         (1,228) (l)      14,320
                                                  -------------  ------------   --------------    -----------
     NET INCOME                                   $    3,162     $   10,907     $   (9,799)       $   4,270
                                                  -------------  ------------   --------------    -----------
                                                  -------------  ------------   --------------    -----------

  Number of shares (weighted average)               10,523.9        7,084.2                        15,497.9
  Diluted shares                                    10,731.6        7,084.2                        15,705.6

  Basic earnings per share                        $     0.30     $     1.54                       $    0.28
  Diluted earnings per diluted share              $     0.29     $     1.54                       $    0.27


                        Western Bancorp and Santa Monica Bank
                   Notes to Pro Forma Combined Financial Statements
                                     (Unaudited)

NOTE A: BASIS OF PRESENTATION

The SMB Acquisition was accounted for as a purchase. Under this method of accounting, assets and liabilities of SMB are adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of the Company. Applicable income tax effects of such adjustments are included as a component of the Company's net deferred tax asset with a corresponding offset to goodwill.

The pro forma combined statement of condition as of December 31, 1997 combines the individual historical statements of condition of the Company and SMB as of December 31, 1997 and gives effect to additional equity which was raised by the Company as part of the transaction and the estimated fair value adjustments.

The unaudited pro forma combined statement of income for the year ended December 31, 1997 is presented as if the acquisition was consummated on January 1, 1997. The pro forma combined statement of income for the year ended December 31, 1997 combines the individual historical results of operations of the Company and SMB for the year ended December 31, 1997 after giving effect to the amortization of purchase accounting adjustments, the additional equity which was raised by the Company and the reduced interest income resulting from the cash payments made as part of the acquisition. The pro forma purchase accounting adjustments for the year ended December 31, 1997 represent the amortization that would have taken place from the beginning of the period.

NOTE B: PURCHASE PRICE AND FUNDING

Each share of common stock of SMB either received $28.00 in cash or 0.875 shares of Company Common Stock which also had a value of $28.00. Based upon 7,084,224 SMB shares outstanding, total consideration to the SMB shareholders was approximately $198.4 million. Other estimated costs of the acquisition bring the total purchase price to $202.7 million. The table below illustrates the computation (in thousands except for price paid per share):


Purchase price of SMB:
----------------------
  SMB common shares outstanding          7,084.2
  Price paid per share                  $  28.00
                                        --------
                                         198,358
  Other costs of the acquisition
   Investment banking fees                 2,682
   Other direct costs, net of tax          1,699
                                        --------
            Total purchase price        $202,739
                                        --------


Of the 7,084,244 shares of SMB Common Stock outstanding prior to the SMB Acquisition, approximately 57.3 percent elected to receive the Cash Consideration and 42.7 percent elected to receive the Stock Consideration. As shown below, the Company required approximately $113.7 million in cash to pay the Cash Consideration (in thousands except for the cash purchase price per share and the exchange ratio):

                        Western Bancorp and Santa Monica Bank
             Notes to Pro Forma Combined Financial Statements, continued
                                     (Unaudited)

NOTE B: PURCHASE PRICE AND FUNDING (continued)



SMB SHAREHOLDERS ELECTING:                       Cash             Stock
                                             -----------         -------

  Number of shares                               4,060.4         3,023.8
  Cash purchase price per share              $     28.00
  Exchange ratio                                                   0.875
                                                                 -------
    Company shares issued to SMB shareholders                      2,646
                                                                 -------
                                                                 -------

                                             -----------
 Cash paid to SMB shareholders electing cash $   113,691
                                             -----------
                                             -----------


To fund the Cash Consideration and other cash costs of the acquisition, the Company issued approximately 2.3 million shares of Company Common Stock to certain private investors for approximately $65.2 million in cash, received a cash dividend from SMB of $45.0 million immediately after the SMB Acquisition was consummated and received a cash dividend of $9.0 million from Southern California Bank ("SCB"), the Company's other banking subsidiary:


                                                 Amount
                                             (In thousands)
SOURCES OF CASH:
  Private investors                          $     65,171
  Dividend from SMB to the Company                 45,000
  Dividend from SCB                                 9,000
                                             ------------
    Total sources                            $    119,171
                                             ------------
                                             ------------

USES OF CASH:
  Cash paid to SMB  shareholders             $    113,691
  Investment banking fees                           2,682
  Other uses                                        2,798
                                             ------------
    Total uses                               $    119,171
                                             ------------
                                             ------------

NOTE C: ALLOCATION OF PURCHASE PRICE

The purchase price of SMB has been allocated as follows (in thousands):


  Cash and cash equivalents                  $    116,240
  Securities                                      148,793
  Net loans                                       393,943
  Goodwill                                        121,022
  Property, plant and equipment                    16,384
  Other real estate owned                           3,323
  Other assets                                      3,929
  Deposits                                      (592,537)
  Borrowed funds                                  (1,962)
  Other liabilities                               (6,396)
                                             ------------
                                             $    202,739
                                             ------------
                                             ------------


Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the date of the SMB Acquisition on the basis of appraisals and evaluations made as of that time and, therefore, fair value amounts will differ from those above.

                        Western Bancorp and Santa Monica Bank
             Notes to Pro Forma Combined Financial Statements, continued
                                     (Unaudited)

NOTE D: PRO FORMA ADJUSTMENTS

The estimated pro forma adjustments related to the SMB Acquisition are detailed below (in thousands):



                                                           Property,
                                                            Plant &     Deferred      Other                     Other  Shareholders'
                                                  Cash     Equipment      Taxes       Assets     Goodwill    Liabilities    Equity
                                                -------    ---------    --------     -------     --------    -----------  ---------
FAIR VALUE ADJUSTMENTS
Purchase price in excess of SMB's
  shareholders' equity                          $     -     $     -      $     -    $      -     $121,937    $      -     $      -
Fair value adjustment for property, plant
  & equipment                                         -       6,197       (2,572)          -       (3,625)          -            -
Fair value of favorable leases                        -           -         (371)        894         (523)          -            -
Write-off of unrecognized transition obligation
  related to post-retirement health care
  benefits                                            -           -          707      (1,704)         997           -            -
Severance and other compensation costs                -           -          623           -          877       1,500            -
Investment banking and other
  professional fees                                   -           -            -           -          427         427            -
Contract termination costs                            -           -          311           -          439         750            -
Estimated conversion costs                            -           -          208           -          292         500            -
Other fair value adjustments                          -           -          141        (227)         201         113            -

                                                -------     -------      -------    --------     --------    --------     --------
                                                      -       6,197         (953)     (1,037)     121,022       3,290            -
CAPITALIZED ACQUISITION COSTS
 Investment banking fees                         (2,682)          -            -           -            -           -            -
 Other capitalized acquisition costs                  -           -          420        (328)           -       1,791            -

                                                -------     -------      -------    --------     --------    --------     --------
                                                 (2,682)      6,197         (533)     (1,365)     121,022       5,081            -

ADDITIONAL EQUITY
Issuance of shares to private investors          65,171           -            -           -            -           -       65,171
Cash paid to SMB shareholders electing
  the Cash Consideration                       (113,691)          -            -           -            -           -            -
Company equity issued to SMB shareholders'
  electing the Stock Consideration                    -           -            -           -            -           -       84,669
SMB equity before SMB Acquisition                     -           -            -           -            -           -      (80,802)
                                               --------     -------      -------    --------     --------    --------     --------
Pro Forma Adjustments                          $(51,202)    $ 6,197      $  (533)   $ (1,365)    $121,022    $  5,081     $ 69,038
                                               --------     -------      -------    --------     --------    --------     --------
                                               --------     -------      -------    --------     --------    --------     --------


                       Western Bancorp and Santa Monica Bank
            Notes to Pro Forma Combined Financial Statements, continued
                                    (Unaudited)

NOTE D: PRO FORMA ADJUSTMENTS (continued)

The following is the key to the pro forma adjustments:

a) Federal funds sold: As a result of the funding of this transaction, the Company spent approximately $51.2 million of its cash resources.
b) The estimated fair value of SMB's property, plant & equipment is approximately $6.2 million higher than its recorded book value on January 31, 1998.
c) A reduction in deferred taxes of approximately $533 thousand is a result of the other fair value adjustments discussed within this note.
d) Reflects goodwill resulting from the purchase method of accounting. See note C.
e) The approximate $1.4 million fair value reduction in other assets consists mostly of a $1.7 million write-off of an unrecognized transition obligation related to post-retirement health care benefits, partially offset by the recognition of a favorable lease asset of approximately $900 thousand and various other small adjustments.
f) The increase in other liabilities of $5.1 million consists of accrued severance and compensation costs of $1.5 million, contract cancellation costs of $750 thousand, estimated conversion costs of $1.0 million and estimated legal, professional and other costs of approximately $1.9 million.
g) Additional common equity issued to certain private investors and SMB shareholders electing the Stock Consideration was approximately $149.8 million, or an increase of $69.0 million from the equity of SMB at December 31, 1997. Approximately 4,974 thousand shares were issued as part of the transaction: 2,328 thousand to certain private investors, and 2,646 thousand shares to former shareholders of SMB. See note B.
h) For the purposes of the unaudited pro forma combined statement of income,it is estimated that the Company would have earned 5.50 percent on the $51.2 million of cash outflow during the year ended December 31, 1997, resulting in approximately $2.8 million less interest income for the year. See (a) above.
i) Salaries and benefits expense is estimated to be reduced by approximately $131 thousand as a result of the write-off of the unrecognized transition obligation related to post-retirement health care benefits. See (e) above.
j) Occupancy, furniture and equipment expense increases by an estimated $194 thousand of depreciation expense related to the fair market value adjustment of SMB's property, plant and equipment (see (b) above) and by approximately $80 thousand related to the amortization of the favorable lease assets (see (e) above).
k)   Goodwill is amortized on a straight line basis over 15 years.
l) Income taxes are estimated to be at a rate of 41.5 percent of pretax income before goodwill amortization.

     (c)  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number                             Description
------                             -----------

2.1 Agreement and Plan of Merger, dated as of July 30, 1997 and amended and restated as of November 20, 1997, by and among Western Bancorp, Western Bank and Santa Monica Bank (incorporated by reference to Appendix A to the Registration Statement on Form S-4, Registration Number 333-40611).
23.1        Consent of Arthur Andersen, LLP
23.2        Consent of Deloitte & Touche, LLP
99.1 Audited statements of condition of Santa Monica Bank as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the three years then ended.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 7, 1998

                                     WESTERN BANCORP

                                     By: /s/ ARNOLD C. HAHN
                                        ----------------------------------
                                               Name:     Arnold C. Hahn
                                               Title:    Executive
                                                         Vice President and
                                                         Chief Financial Officer

                                   EXHIBIT INDEX


Exhibit
Number                        Description
------                        -----------


2.2 Agreement and Plan of Merger, dated as of July 30, 1997 and amended and restated as of November 20, 1997, by and among Western Bancorp, Western Bank and Santa Monica Bank (incorporated by reference to Appendix A to the Registration Statement on Form S-4, Registration Number 333-40611).
23.1        Consent of Arthur Andersen, LLP
23.2        Consent of Deloitte & Touche, LLP
99.1 Audited statements of condition of Santa Monica Bank as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the three years then ended.